Exhibit 10.23

AMENDMENT NUMBER ONE

TO THE

THE DRESS BARN, INC. EXECUTIVE SEVERANCE PLAN

WHEREAS, subject to the consummation of the reorganization (the “Reorganization”) of The Dress Barn, Inc. (“DBI”), Ascena Retail Group, Inc. (the “Company”), as successor to DBI, maintains The Dress Barn, Inc. Executive Severance Plan, effective March 3, 2010 (the “Plan”); and

WHEREAS, the Company desires to amend the Plan, effective upon the consummation of the Reorganization, to update the Plan’s name and any references to DBI therein.

NOW, THEREFORE, the Plan is hereby amended, effective upon the consummation of the Reorganization, as follows:

1.           Section 1.12 of the Plan is amended in its entirety to read as follows:

“1.12    “Company” shall mean Ascena Retail Group, Inc., a Delaware corporation, and any successor as provided in Article VI hereof.”

2.           Section 1.26 of the Plan is amended in its entirety to read as follows:

“1.26    “Plan” shall mean the Ascena Retail Group, Inc. Executive Severance Plan.”

3.           Any remaining references in the Plan to “The Dress Barn, Inc.” (other than as such term is included in a reference to “The Dress Barn, Inc. 2001 Stock Incentive Plan”) are hereby replaced with “Ascena Retail Group, Inc.”

IN WITNESS WHEREOF, the Company has caused this amendment to be executed this 17th day of December, 2010.
ASCENA RETAIL GROUP, INC.

By: /s/ Armand Correia

Title: EVP, CFO